IF THE REGISTERED OWNER OF THIS CAPITAL NOTE IS THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEROF, THIS NOTE IS A GLOBAL SECURITY AND THE FOLLOWING LEGENDS ARE APPLICABLE. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED
NUMBER FXR _________                                        $_________________

                           BANK OF AMERICA CORPORATION
                         MEDIUM-TERM SUBORDINATED NOTE,
                                   SERIES __                 CUSIP ___________
                                  (Fixed Rate)


ORIGINAL ISSUE DATE:
INTEREST RATE:
STATED MATURITY DATE:
FINAL MATURITY DATE:
INITIAL REDEMPTION DATE:
INITIAL REDEMPTION PERCENTAGE:
ANNUAL REDEMPTION PERCENTAGE:
PERCENTAGE REDUCTION:
OPTIONAL REPAYMENT DATE(S):
ADDITIONAL TERMS:

[ ]   This Note is a Renewable Note.
      See Attached Rider.
[ ]   This Note is an Extendible Note.
      See Attached Rider.


      BANK OF AMERICA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________ __________________________________________________________________________, or
registered assigns, the principal sum of __________________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on said principal sum, semi-annually in arrears on _____________ and ____________ of each year (each an "Interest Payment Date"), at the Interest Rate per annum specified above, until payment of such principal sum has been made or duly provided for, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next Interest Payment Date, in which case commencing on the Interest Payment Date following the next Regular Record Date, and on the Stated Maturity Date or Final Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Optional Repayment Date as specified above with respect to which any such option has been exercised, each

------------------------------
     (1) Applies only if this Note is a Global Note.

such Stated Maturity Date, Final Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date). Interest on this Note will accrue from the Original Issue Date specified above until the principal amount is paid and will be computed on the basis of a 360-day year of twelve 30-day months. Interest payments will be in the amount of interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date specified above, if no interest has been paid or duly provided for) to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Regular Record Date, which shall be the __________ or the __________, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday or a legal holiday in New York, New York or Charlotte, North Carolina that is not a day on which banks in New York, New York, Charlotte, North Carolina or_______________________ are authorized or required by law or regulation to be closed.


      The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at [The Bank of New York, 101 Barclay Street, New York, New York 10286] (the "Corporate Trust Office").

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.


                                    BANK OF AMERICA CORPORATION


                                    By: ___________________________
[SEAL]                              Title:_________________________

ATTEST:

By:________________________
   ________________________ Secretary

                          CERTIFICATE OF AUTHENTICATION


      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:_____________


                              The Bank of New York, as Trustee

                              [By:____________________________,
                               as Authenticating Agent]



                              By:   __________________________________
                                          Authorized Signatory

                                [Reverse of Note]

                           BANK OF AMERICA CORPORATION
                         MEDIUM-TERM SUBORDINATED NOTE,
                                   SERIES ___
                                  (Fixed Rate)

     This Medium-Term note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of August 28, 1998, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is also one of the Notes designated as the Corporation's Subordinated Medium-Term Notes, Series__ (herein called the "Notes"), initially in the principal amount of [$______________]. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture. The principal amount of Notes of this series may be increased at any time.



      THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

      This Note is not subject to any sinking fund.


      This Note may be subject to repayment at the option of the registered holder on the Optional Repayment Date(s), if any, indicated on the face hereof. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Issuing and Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

      This Note may be redeemed at the option of the Corporation on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). IF NO INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Corporation at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof.

     If this Note is redeemable at the option of the Corporation, the "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      [The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.]

      If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation, the Trustee or the Issuing and Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. [So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.] The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

     If the Noates may be settled through depositories located in Europe, the following paragraph is applicable: Transfers of Notes in Europe may be effected through the facilities of Cedelbank, societe anonyme, and Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, in accordance with the rules and procedures established by such depositories.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM-- as tenants in common
            TEN ENT-- as tenants by the entireties
            JT TEN-- as joint tenants with right of survivorship and not as tenants in common

            UNIF GIFT MIN ACT--..........Custodian...........
                               (Cust)             (Minor)
                        Under Uniform Gifts to Minors Act
                        .................................
                                     (State)

      Additional abbreviations may also be used though not in the above list.
                      ----------------------------------

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


                  [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE, OF ASSIGNEE]

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

Please Insert Social Security or Other
      Identifying Number of Assignee: ________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: ________________________                      _________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                           [OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned)

      For this Note to be repaid, the Trustee (or any duly appointed paying agent) must receive at __________________, or at such other place or places of which the Corporation shall from time to time notify the registered holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face hereof, this Note with this "Option to Elect Repayment" form duly completed.

      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the registered holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $l,000 in excess of $__________) of the Notes to be issued to the registered holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_______________________            _________________________________
                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the
                                    name as written
Date:________________               upon the face of this Note in every
                                    particular, without alteration or
                                    enlargement or any change whatever.]

                              RENEWABLE NOTE RIDER


      The Corporation and the purchaser of this Note have agreed that this Note is a Renewable Note which initially matures on the Stated Maturity Date shown on the face hereof. At each Renewal Date, as specified below, the maturity of this Note will be automatically extended to the corresponding New Maturity Date, as specified below, unless the registered holder of this Note elects to terminate the automatic extension of the maturity of this Note or any portion hereof and delivers a completed Extension Termination Notice to the Trustee (or any duly appointed paying agent) not less than 15 nor more than 30 days prior to the applicable Renewal Date. The Extension Termination Notice may specify all or a portion of the outstanding principal amount of the Note so long as the principal amount of the Note remaining outstanding after repayment is an integral multiple of $1,000. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such maturity be extended beyond the Final Maturity Date set forth below. An election to terminate the automatic extension of the maturity hereof shall be irrevocable and binding on each holder hereof. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.



STATED MATURITY DATE:_________________________________

FINAL MATURITY DATE:__________________________________


            Renewal Date (s)                    New Maturity Date(s)
            ---------------                     -------------------

                              EXTENDIBLE NOTE RIDER


      The Corporation and the purchaser of this Note have agreed that this Note is an Extendible Note, whereby the Corporation has the option to extend the maturity of this Note for one or more whole year periods, as set forth below (each, an "Extension Period"), up to but not beyond the Final Maturity Date set forth below, under the terms of this Note as supplemented by this Extendible Note Rider.

                  Stated Maturity Date:
                  Final Maturity Date:



                 Extension Notice                Extended
                     Due Date                 Maturity Date
                 -----------------           ---------------





      The Corporation may exercise its option with respect hereto by delivery to the Trustee (or any duly appointed paying agent) of notice of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (each, an "Extended Maturity Date"). After such receipt and not later than 40 days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee (or any duly appointed Paying Agent) will mail first class mail, postage prepaid, to the registered holder hereof a notice (the "Extension Notice") relating to such extension period (the "Extension Period") setting forth (i) the election of the Corporation to extend the maturity hereof,
(ii) the new Extended Maturity Date, (iii) the interest rate applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee (or any duly appointed Paying Agent) of an Extension Notice to the registered holder hereof, the maturity hereof shall be extended automatically as set forth in such Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

      Notwithstanding the foregoing, not later than 20 days prior to the Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Corporation may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee (or any duly appointed paying agent) to mail notice of such higher interest rate, first class mail, postage prepaid, to the registered holder hereof. Such notice shall be irrevocable. Thereafter, this Note will bear such higher interest rate for the Extension Period.

      If the Corporation elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof by the Corporation on the Maturity Date then in effect at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Maturity Date, the Corporation must receive, at least 15 days but not more than 30 days prior to the Maturity Date then in effect with respect hereto, (i) this Note with the form "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the registered holder hereof, the principal amount hereof to be repaid, the certificate number or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled "Option to Elect Repayment" attached hereto, will be received by the Trustee (or any duly appointed paying agent) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Trustee (or any duly appointed paying agent) by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after repayment is an integral multiple of $1,000.